UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2009
ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     Results of Operations and Financial Condition.
In a press release dated May 7, 2009, ARIAD Pharmaceuticals, Inc. (the “Company”) announced financial results for the first quarter ended March 31, 2009. A copy of the press release is attached hereto as Exhibit 99.1. The information under the headings “First Quarter 2009 Financial Highlights” and “Today’s Conference Call Reminder” and the condensed consolidated financial statements included in the press release are incorporated by reference into this Item 2.02 of this Current Report on Form 8-K.
ITEM 7.01     Regulation FD Disclosure.
In the press release dated May 7, 2009, the Company also provided updated financial guidance for 2009 and provided information on upcoming investor meetings. The information set forth under the headings “Financial Guidance Update for 2009” and “Upcoming Investor Meetings” in the press release is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.
ITEM 8.01     Other Events.
In the press release dated May 7, 2009, the Company also provided information on the revised non-proprietary name for its lead product candidate, the status of enrollment in its SUCCEED trial and progress in its other development progress. The information set forth under the headings “Ridaforolimus to Replace Deforolimus as USAN Name,” “SUCCEED Trial Enrolling on Schedule” and “Other Development Progress” and in the final paragraph of the press release is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.
ITEM 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Press release dated May 7, 2009.
The portions of the press release incorporated by reference into Item 8.01 of this Current Report on Form 8-K are being filed pursuant to Item 8.01. The remaining portions of the press release are being furnished pursuant to Items 2.02 and 7.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.
By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President, Chief Financial Officer

Date: May 8, 2009

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